EXHIBIT 99.1

ABM INDUSTRIES INCORPORATED

CHIEF EXECUTIVE OFFICER
PERFORMANCE OBJECTIVES
FOR FISCAL YEAR 2005
ADOPTED BY THE
COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS
March 24, 2005

1. Ensure that all necessary internal controls are in place to achieve certification under Section 404 of Sarbanes Oxley in a timely fashion.

2. Achieve or exceed the profit budget for fiscal 2005 as reviewed by the Board, adjusted to reflect acquisitions and divestitures. Continue to focus on and generate positive cash-flow for the Company. Continue to keep Board members promptly and fully informed of any significant new developments.

3. Continue the Company’s prudent acquisition program, including
          a.      completing integration of completed acquisitions, and
          b.      targeting new accretive acquisitions.

4. Continue to develop and structure a strong senior management team that maximizes the effectiveness of our executives. Continue to provide strong personal leadership, including coaching, mentoring and evaluating executives to help them meet expectations.

5. Continue to develop company-wide succession plans, including executive development plans for high potential executives, and diversity and internal controls programs that foster the appropriate tone at the top.

6. Work with the Board to develop and further strengthen the Company’s long term strategy, developing related communication plans and implementation plans.

7. Achieve measurable improvements in the Company’s insurance and risk management programs.